Exhibit 10.2

Execution Copy

UNITHOLDER AGREEMENT

UNITHOLDER AGREEMENT, dated as of January 12, 2012 (this “Agreement”), by and among Heritage ETC, L.P., a Delaware limited partnership (“Heritage ETC”), any other Person that becomes a unitholder under this Agreement pursuant to the terms hereof (each of Heritage ETC and such other Person, a “Unitholder” and collectively, the “Unitholders”), AmeriGas Partners, L.P., a Delaware limited partnership (the “Company”), and, solely for purposes of Article III, Section 4.09 and Article V hereof, Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), Energy Transfer Partners GP, L.P., a Delaware limited partnership (“ETP GP”), and Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE” and, together with Heritage ETC, ETP and ETP GP, the “ETP Parties”). Each party to this Agreement is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.”

WHEREAS, the Company, ETP, ETP GP and Heritage ETC have entered into that certain Contribution and Redemption Agreement (the “Contribution Agreement”), dated as of October 15, 2011, as amended, pursuant to which the Company has agreed to acquire the Acquired Interests (as defined therein), for consideration including the issuance by the Company of common units representing limited partner interests of the Company (the “AmeriGas Common Units”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Contribution Agreement;

WHEREAS, the Unitholders, in the aggregate, beneficially own 29,567,362 AmeriGas Common Units and each Unitholder owns the number of units set forth opposite such Person’s name on Schedule I hereto; and

WHEREAS, the execution and delivery of this Agreement is a condition to the Contribution Closing, and in connection with the Contribution Closing the Company and the Unitholders wish to enter into this Agreement to set forth their understanding as to the matters set forth herein including, among other things, the holding, acquisition and transfer of AmeriGas Common Units by the Unitholders.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Company and the Unitholders hereby agree as follows:

ARTICLE I

VOTING AND APPRAISAL RIGHTS

Section 1.01 Voting Agreement. To the extent a Unitholder has any voting rights, it shall vote all of its AmeriGas Common Units with respect to all matters concerning the Company which are submitted to a vote or consent by the holders of AmeriGas Common Units in a manner consistent with the recommendation of the Board of Directors of the General Partner of the Company.

Section 1.02 Irrevocable Proxy. Each of the Unitholders hereby agrees to concurrently deliver to the General Partner of the Company a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), such Proxy to cover the issued and outstanding AmeriGas Common Units held by such Unitholder that it is entitled to vote at any meeting of the limited partners of the Company (including any written consent in lieu of a meeting) prior to the Expiration Date. In the event that any of the Unitholders is unable to provide any such Proxy in a timely manner, such Unitholder hereby grants the General Partner of the Company an irrevocable power of attorney to execute and deliver such Proxy for and on behalf of such Unitholder, such power of attorney, which being coupled with an interest, shall survive any transfer (including by operation of law), bankruptcy, or any such other impediment of such Unitholder. Upon the execution of this Agreement by each of the Unitholders, such Unitholder agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of AmeriGas Common Units and any attempt to do so shall be void.

Section 1.03 Appraisal Rights. The Unitholders shall not exercise any appraisal or dissenters’ rights they may otherwise have under applicable Law or otherwise as a result of any Extraordinary Transaction (as defined below) that has been approved by the General Partner of the Company.

ARTICLE II

TRANSFER RESTRICTIONS

Section 2.01 Holding Period. During the period beginning on the date of this Agreement through the later to occur of (i) December 30, 2012 and (ii) the one year anniversary of the Contribution Closing Date (the “Holding Period”), and other than as provided in Sections 2.03 and 4.03(b), each of the Unitholders shall not, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of, or reduce its economic interest (including by way of any swap, hedging or other derivative transaction) in ownership of (“Transfer”), any AmeriGas Common Units. In addition, the term “Transfer” shall include any sale of any security, option or contract to sell that would, directly or indirectly, have the effect (or substantially the economic equivalent effect) on the public market of selling short AmeriGas Common Units.

Section 2.02 Transfer Restrictions. Except as provided in Section 2.03, none of the Unitholders shall Transfer AmeriGas Common Units in a single transaction or a series of related transactions as a result of which any Person or group of Persons would own at least 4.9% of the then outstanding AmeriGas Common Units other than the transfer to an underwriter or group of underwriters in connection with a registered offering of AmeriGas Common Units.

Section 2.03 Unrestricted Transfers. Notwithstanding the terms set forth in Section 2.01 and Section 2.02, any Unitholder may at any time Transfer to any other Person, provided (i) such Transfer is in full compliance with the Agreement of Limited Partnership of the Company, as may be in effect at such time, and (ii) prior to the consummation of such Transfer, the proposed transferee of such AmeriGas Common Units shall have executed and delivered to the Company a joinder to this Agreement, substantially in the form attached hereto as Exhibit B, which shall provide that such proposed transferee shall be a “Unitholder” for purposes of this Agreement and, provided, further, any Transfer of AmeriGas Common Units in a single transaction or a series of related transactions as a result of which any Person or group of Persons would own at least 4.9% of the then outstanding AmeriGas Common Units shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

ARTICLE III

STANDSTILL PROVISIONS

Section 3.01 Acquisition of Additional Units; Other Restrictions. Until such time as the aggregate beneficial ownership of the ETP Parties is less than 4.9% of the then outstanding AmeriGas Common Units (the “Standstill Period”), none of the ETP Parties shall, directly or indirectly:

(a) (i) make, or in any way participate, directly or indirectly, in any “solicitation” (as such term is defined in Regulation 14A of the Exchange Act) of proxies or consents, (ii) seek to advise, encourage or influence any Person with respect to the voting of any AmeriGas Common Units, (iii) initiate, propose or otherwise “solicit” (as such term is defined in Regulation 14A of the Exchange Act) unitholders of the Company for the approval of unitholder proposals whether made pursuant to Rule 14a-8 under the Exchange Act or otherwise, (iv) induce or attempt to induce any other Person to initiate any such proposal, or (v) otherwise communicate with the unitholders of the Company or others pursuant to Rule 14a-1(1)(2)(iv) under the Exchange Act;

(b) make any public announcement involving the Company or any Affiliate of the Company with respect to (i) any recapitalization, restructuring or similar transaction or series of transactions involving the Company, (ii) any tender offer, merger, consolidation or other business combination of the Company, (iii) any issuance of any AmeriGas Common Units, or (iv) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person, which, in each case, results in the holders of the outstanding AmeriGas Common Units immediately prior thereto owning less than 50% of the outstanding AmeriGas Common Units (or outstanding common stock of the surviving entity, as the case may be) (each, an “Extraordinary Transaction”);

(c) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any AmeriGas Common Units;

(d) deposit any AmeriGas Common Units in any voting trust or subject any AmeriGas Common Units to any arrangement or agreement with respect to the voting of any AmeriGas Common Units except as provided by this Agreement;

(e) execute any written consent as a unitholder with respect to the Company or the AmeriGas Common Units (except in accordance with Article I);

(f) otherwise act, alone or in concert with any Person or Persons, to control or seek to control or influence or seek to influence the management or the policies of the Company or the General Partner of the Company, including through communications with unitholders of the Company, the Board of Directors of the General Partner of the Company or otherwise, except pursuant to the rights granted to the Unitholders pursuant to the ETP CRSA, including the right of the Unitholders to appoint a director to the Board of Directors of the General Partner of the Company as set forth in the ETP CRSA;

(g) seek, alone or in concert with any other Person or Persons, to (i) call a meeting of limited partners of the Company or (ii) remove the General Partner of the Company;

(h) solicit, initiate or encourage any Person concerning (i) any Extraordinary Transaction involving the Company or any Affiliate of the Company or (ii) the removal of the General Partner of the Company;

(i) make any publicly disclosed proposal regarding any of the foregoing;

(j) take or cause others to take any action inconsistent with the foregoing; or

(k) seek a waiver of any of the provisions of this Section 3.01.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.01 Definitions. As used in this Article IV, the following terms shall have the following meanings:

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Units, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Register,” “Registered” and “Registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Units” means AmeriGas Common Units beneficially owned by the Unitholders as of the date of this Agreement and any securities issued or issuable with respect thereto by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization or otherwise. For purposes of this Agreement, any Registrable Units shall cease to be Registrable Units when (i) such Registrable Units have been disposed of pursuant to an effective Registration Statement, (ii) such Registrable Units have been sold without registration or (iii) such Registrable Units are eligible for resale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Units pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration

Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

Section 4.02 Restrictive Legend. Each of the Unitholders agree to the recording, so long as the restrictions described in the legend are applicable, of the following legends on any book entry notation or certificate evidencing all or any portion of any AmeriGas Common Units:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON DISPOSITION AND OTHER RESTRICTIONS OF A UNITHOLDER AGREEMENT DATED AS OF JANUARY 12, 2012.”

(ii) “THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE SUBJECT TO THE TERMS OF THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AMERIGAS PARTNERS, L.P., AS AMENDED. THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF AMERIGAS PARTNERS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF AMERIGAS PARTNERS, L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE AMERIGAS PARTNERS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). AMERIGAS PROPANE, INC., THE GENERAL PARTNER OF AMERIGAS PARTNERS, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF AMERIGAS PARTNERS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES.”

(b) The Company shall, at the request of any Unitholder, remove from each certificate evidencing its AmeriGas Common Units transferred in compliance with the terms of this Agreement and with respect to which no rights under this Agreement shall transfer, the legend described in Section 4.02(a)(i), and shall remove from each certificate evidencing its AmeriGas Common Units the legend described in Section 4.02(a)(ii) if in the opinion of such Unitholder’s counsel satisfactory to the Company the securities evidenced thereby may be publicly sold without registration under the Securities Act.

Section 4.03 Shelf Registration.

(a) Commencing on the expiration of the Holding Period, at the option and upon the written request of Unitholders holding not less than 25% of the then outstanding Registrable Units (the “Registration Request”), the Company shall use its reasonable best efforts to prepare and file a Registration Statement to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (a “Shelf Registration Statement”) in accordance with the provisions of this Agreement provided that the Company shall only be obligated to prepare and file such Shelf Registration Statement if (i) the amount of Registrable Units to be registered is greater than or equal to 4,500,000 AmeriGas Common Units and (ii) if applicable, the request is made after the expiration of any applicable lock up period imposed by the Company pursuant to Section 4.10; and further provided that the Company shall not be required to effect more than four (4) Registrations pursuant to this Section 4.03. It is understood that the Unitholders may request that any Shelf Registration Statement prepared and filed in accordance with this Section 4.03 register the distribution of Registrable Securities to the partners of one or more of the Unitholders in a spin-off transaction, provided, however, that in the event the ETP Parties consummate such a spin-off, the Company shall not be required to effect more than two (2) additional Registrations pursuant to this Section 4.03.

(b) In connection with an underwritten offering of Registrable Units pursuant to this Section 4.03, the Unitholders shall have the right to select the managing underwriter or underwriters to lead the offering, subject to the Company’s consent, not to be unreasonably withheld; provided, however, that the Unitholders shall not effect more than two (2) underwritten offerings of Registrable Units in any 360 day period.

(c) In connection with any Registrable Units offered pursuant to a Shelf Registration Statement under this Section 4.03, the Unitholders shall provide the Company with not less than three (3) Business Days notice before selling or disposing of any such units.

Section 4.04 Piggyback Registration. Commencing on the expiration of the Holding Period, if the Company proposes to file with the SEC a registration statement to register any AmeriGas Common Units for an underwritten offering under the Securities Act (other than on a registration statement on Form S-8, F-80, S-4 or F-4) and the form of registration statement to be used may be used for a registration of Registrable Units (a “Piggyback Registration”), the Company shall give five (5) Business Days’ written notice to the Unitholders of its intention to file such registration statement and, subject to this Section 4.04, shall include in such registration statement and in any offering of AmeriGas Common Units to be made pursuant to that registration statement all Registrable Units with respect to which the Company has received a written request for inclusion therein from any Unitholder within (3) three Business Days after such Unitholder’s receipt of the Company’s notice (provided, that only Registrable Units of the same class or classes as the AmeriGas Common Units being registered may be included). The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. Any Unitholder shall have the right to withdraw such Unitholder’s request for inclusion of such Unitholder’s Registrable Units in such Piggyback Registration by giving written notice to the Company of such withdrawal at least two (2) Business Days prior to the time of the public announcement of the Company’s intention to conduct such underwritten offering.

(a) If a Piggyback Registration is initiated for an underwritten offering on behalf of the Company and the managing underwriter(s) advise the Company and the Unitholders (but only those Unitholders that have elected to include Registrable Units in such Piggyback Registration) that in their opinion the number of AmeriGas Common Units proposed to be included in such offering exceeds the number of AmeriGas Common Units which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the AmeriGas Common Units proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of AmeriGas Common Units that the Company proposes to sell and (ii) second, the number of AmeriGas Common Units requested to be included therein by other unitholders of AmeriGas Common Units, including the Unitholders (but only those Unitholders that have elected to include Registrable Units in such Piggyback Registration), pro rata among all such unitholders on the basis of the number of AmeriGas Common Units requested to be included therein by all such unitholders or as such unitholders and the Company may otherwise agree. If the number of AmeriGas Common Units which can be so sold is less than the number of AmeriGas Common Units proposed to be registered pursuant to the Piggyback Registration by the Company, the amount of AmeriGas Common Units to be sold shall be fully allocated to the Company.

(b) In any Piggyback Registration, the Company shall have the right to select the underwriter or underwriters for any offering conducted pursuant thereto.

(c) None of the Unitholders shall sell any Registrable Units in any offering pursuant to a Piggyback Registration unless it (a) agrees to sell such Registrable Units on the basis provided in the underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents reasonably required of such Unitholder under the terms of such arrangements.

Section 4.05 Suspension Periods. The Company may delay the filing or effectiveness of, or by written notice to the Unitholders suspend the use of, a Shelf Registration Statement in conjunction with a registration of Registrable Units pursuant to Section 4.03 (and, if reasonably required, withdraw any Shelf Registration Statement that has been filed), but in each such case only if the General Partner of the Company determines in good faith that (x) such delay would enable the Company to avoid disclosure of material information, the disclosure of which at that time would be adverse to the Company (including by interfering with, or jeopardizing the success of, any pending or proposed acquisition, disposition or reorganization) or (y) obtaining any financial statements (including required consents) required to be included in any such Shelf Registration Statement would be impracticable. Any period during which the Company has delayed the filing, effectiveness or use of a Registration Statement pursuant to this Section 4.05 is herein called a “Suspension Period”. In no event shall the number of days covered by (i) any one Suspension Period exceed sixty days (60) days and (ii) all Suspension Periods in any three hundred sixty (360) day period exceed one hundred eighty (180) days. The Unitholders shall keep the existence of each Suspension Period confidential.

Section 4.06 Obligations of the Company and the Unitholders. (a) Whenever required under Section 4.03 to use reasonable best efforts to effect the registration of any Registrable Units, the Company shall, as expeditiously as possible:

(i) and in any event within thirty (30) days of the applicable Registration Request, subject to the other provisions of this Agreement, prepare and file with the SEC a Registration Statement with respect to such Registrable Units and cause such Registration Statement to become effective not later than 120 days after the date of the filing of such Registration Statement;

(ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective until the earliest date on which any of the following occurs: (1) all Registrable Units covered by such Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement, (2) there are no longer any Registrable Units outstanding and (3) three years from the date such Registration Statement becomes effective (the “Effectiveness Period”);

(iii) furnish to each selling Unitholder (A) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, copies of reasonably complete drafts of all such documents proposed to be filed, and provide each such Unitholder the opportunity to object to any information pertaining to such Unitholder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Unitholder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (B) an electronic copy of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto in order to facilitate the public sale or other disposition of the Registrable Units covered by such Registration Statement or other registration statement;

(iv) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Units for sale in any jurisdiction in the United States;

(v) use reasonable best efforts to register or qualify such Registrable Units under such other securities or blue sky laws of such U.S. jurisdictions as the Unitholders reasonably request and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(vi) the Company shall ensure that a Registration Statement when it becomes or is declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the effective date of a Registration Statement, but in any event within one (1) Business Day of such date, the Company will notify the selling Unitholders of the effectiveness of such Registration Statement.

(vii) immediately notify the Unitholders, at any time when delivery of a Prospectus relating to its Registrable Units would be required under the Securities Act, of (a) the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Units, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (b) the Company’s receipt of any written comments from the SEC with respect to any filing referred to in clause (a) and any written request by the SEC for amendments or supplements to such Registration Statement or any other registration statement or any Prospectus thereto the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose and (c) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Units for sale under the applicable securities or blue sky laws of any jurisdiction. The Company agrees to as promptly as practicable amend or supplement the Prospectus or take other appropriate action so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(viii) furnish to each selling Unitholder, subject to appropriate confidentiality obligations, copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Units;

(ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(x) use its reasonable best efforts to cause the Registrable Units to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Unitholders to consummate the disposition of such Registrable Units; provided, however, that the Company shall not be required to qualify or register as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or registered or where it would be subject to taxation as a foreign corporation;

(xi) in the case of an underwritten offering requested pursuant to Section 4.03(a), enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters) as are customary and reasonable for an offering of such kind;

(xii) in the case of an underwritten offering requested pursuant to Section 4.03(a), and to the extent not prohibited by applicable Law or pre-existing applicable contractual restrictions, use reasonable best efforts to (A) cause the Company’s independent accountants to provide customary “cold comfort” letters to the managing underwriter(s) of such offering in connection therewith and (B) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith;

(xiii) use reasonable best efforts to cause all such Registrable Units to be listed on each securities exchange on which securities of the same class issued by the Company are then listed; and

(xiv) provide the transfer agent with printed certificates for the Registrable Units to be sold.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Unitholders shall furnish to the Company such information regarding itself, the Registrable Units held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

(c) The Unitholders agree by having their AmeriGas Common Units treated as Registrable Units hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 4.06(a)(vii) when the Company is entitled to do so pursuant to Section 4.05, the Unitholders will immediately discontinue (and direct any other Persons making offers and sales of Registrable Units to immediately discontinue) offers and sales of Registrable Units pursuant to any Registration Statement (other than those pursuant to a plan that is in effect and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 4.06(a)(vii), and, if so directed by the Company, the Unitholders will deliver to the Company all copies, other than permanent file copies then in the Unitholders’ possession, of the Prospectus covering such Registrable Units current at the time of receipt of such notice.

(d) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a Prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. No seller of Registrable Units may use a free-writing prospectus to offer or sell any such units without the Company’s prior written consent.

(e) It is understood and agreed that the Company shall not have any obligations under this Article IV at any time following the termination of this Agreement, unless an underwritten offering in which any Unitholder participates has been priced but not completed prior to the applicable date of such termination, in which event the Company’s obligations under this Section 4.06 shall continue with respect to such offering until it is so completed.

(f) If a Registration Statement required by Section 4.03 does not become or is not declared effective within 150 days after the date it is filed with the SEC (the “Filing Date”), then each Selling Unitholder shall be entitled to a payment (with respect to each Registrable Unit held by the selling Unitholder), as liquidated damages and not as a penalty, of 0.25% per annum of the Issue Price for each 30-day period immediately following the 150th day after the Filing Date (the “Liquidated Damages”), until such time as such Registration Statement becomes effective or is declared effective or the Registrable Units covered by such Registration Statement are no longer outstanding.

(g) The Liquidated Damages shall be paid to each selling Unitholder in cash within ten (10) Business Days of the end of each such 30-day period. Any payments made pursuant to this Section 4.06(g) shall constitute the selling Unitholders’ exclusive remedy for such events. The Liquidated Damages imposed hereunder shall be paid to the selling Unitholders in immediately available funds. In no event will the aggregate amount of Liquidated Damages paid to the selling Unitholders exceed 6% of the aggregate value of the AmeriGas Common Units to be sold by such Unitholder under the applicable Registration Statement, valued using the Issue Price (the “Liquidated Damages Cap”). If the Company certifies that it is unable to pay the Liquidated Damages in cash because such payment would result in a breach under any of the Company’s or its Subsidiaries’ credit facilities filed as exhibits to the Company’s SEC Documents, then the Company may pay the Liquidated Damages in kind in the form of the issuance of additional AmeriGas Common Units. Upon any issuance of AmeriGas Common Units as Liquidated Damages, the Company shall promptly prepare and file an amendment to the applicable Registration Statement prior to its effectiveness adding such AmeriGas Common Units to such Registration Statement as additional Registrable Units. The determination of the number of AmeriGas Common Units to be issued as the Liquidated Damages shall be equal to such amounts divided by the volume weighted average price of AmeriGas’s Common Units on the NYSE for the five (5) consecutive trading days ending on the last trading day ending before the date on which the Liquidated Damages payment is due. In addition to being subject to the Liquidated Damages Cap, the payment of Liquidated Damages to a selling Unitholder shall cease at such time as the Registrable Units of such selling Unitholder become eligible for resale without limitation as to volume under Rule 144 of the Securities Act.

Section 4.07 Expenses of Registration. All expenses incurred in connection with each of the first two (2) Registrations pursuant to Section 4.03 and any Registration pursuant to Section 4.04 of this Agreement, and any offerings under the Registration Statements filed in such Registrations, excluding underwriters’ discounts and commissions, but including without limitation all Registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance), fees of the Financial Industry Regulatory Authority, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, and the fees and disbursements of counsel for the Company (“Registration Expenses”), shall be paid by the Company and all Registration Expenses with respect to each other Registration pursuant to Section 4.03 shall be paid by the Unitholders proposing to offer AmeriGas Common Units pursuant thereto; provided, however, that if a Registration request pursuant to Section 4.03 or 4.04 is subsequently withdrawn by any Unitholder, then the Company shall not be required to pay any expenses of such Registration proceeding and such Unitholder shall bear such expenses. The Unitholders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account and the fees and disbursements of their counsel (as well as counsel to the underwriter(s), if any) in connection with any Registrations, filings and qualifications made pursuant to this Agreement.

Section 4.08 Underwriting Requirements. In connection with any underwritten offering, the Company shall not be required under Sections 4.03 or 4.04 to include any Registrable Units in such underwritten offering unless such Unitholder accepts the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters.

Section 4.09 Indemnification. (a) The Company shall indemnify, to the fullest extent permitted by Law, the Unitholders against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) relating to the Registrable Units arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by any Unitholder or to the Company by any participating underwriter for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto. In connection with an underwritten offering in which any Unitholder participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter to the same extent as provided above with respect to the indemnification of the Unitholders.

(b) In connection with any Registration Statement in which any Unitholder is participating, such Unitholder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and such Unitholder (or, with respect to Heritage ETC, the ETP Parties) shall indemnify to the fullest extent permitted by Law, the Company and its officers and directors, against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of such participating Unitholder expressly for use therein. In connection with an underwritten offering conducted pursuant to a registration effected hereunder, the participating Unitholders shall indemnify each participating underwriter to the same extent as provided above with respect to the indemnification of the Company.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure to so notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case each such indemnified Person shall be entitled to use separate counsel. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, reasonably satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer or director of such indemnified Person and shall survive the transfer of securities and the termination of this Agreement, but only with respect to offers and sales of Registrable Units made before such termination.

(e) If the indemnification provided for in or pursuant to this Section 4.09 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other hand, in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Section 4.10 Lockup. The Unitholders shall, in connection with any registration of the Company’s securities, upon the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Units (other than that included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time as the underwriters may specify, but in no event to exceed 10 days prior to the date of the Prospectus and 60 days from the date of the Prospectus.

Section 4.11 Marketing Assistance. In connection with any widely distributed offering of AmeriGas Common Units held by the Unitholders that is reasonably expected to be in excess of 2.5% of the then outstanding AmeriGas Common Units, even if such AmeriGas Common Units are not sold pursuant to any Registration Statement, the Company shall provide reasonable marketing assistance to the Unitholders (including asking members of senior management of the Company to participate in “road-shows” and investor calls in connection with such distribution) and shall be entitled to consent to, such consent not to be unreasonably withheld, to the selection of the underwriter by the Unitholders.

ARTICLE V

MISCELLANEOUS

Section 5.01 Expiration and Termination. Except as provided in Section 4.09(d) and Section 5.14, this Agreement and all obligations of the ETP Parties and each of the Unitholders hereunder shall terminate and have no further force or effect as of the date on which the aggregate beneficial ownership of the Unitholders is less than 4.9% of the then outstanding AmeriGas Common Units (the “Expiration Date”). The Proxy delivered in connection herewith and all obligations of each of the Unitholders hereunder shall terminate and shall have no further force or effect as of the Expiration Date.

Section 5.02 Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such

Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days; and (j) all references to money refer to the lawful currency of the United States. The Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

Section 5.03 Amendment and Modifications. This Agreement may be amended, modified or supplemented only by written agreement of the Company and Unitholders holding a majority of the then outstanding Registrable Units.

Section 5.04 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.05 Notice. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided, however, that a notice of a change of address shall be effective only upon receipt thereof:

If to any Unitholder or the ETP Parties to:

c/o Energy Transfer Partners, L.P.

3738 Oak Lawn

Dallas, TX 72519

Telephone: (832) 668-1210 or (214) 981-0763

Facsimile: (832) 668-1127

Attention: General Counsel

And a copy to:

Vinson & Elkins LLP

2500 First City Tower

1001 Fannin, Suite 2500

Houston, Texas 77007

Telephone: (713) 758-3708

Facsimile: (713) 615-5861

Attention: David P. Oelman

If to the Company to:

AmeriGas Partners, L.P.

460 No. Gulph Road

King of Prussia, Pennsylvania 19406

Telephone: (610) 337-1000

Facsimile: (610) 992-3259

Attention: Chief Financial Officer

And a copy to:

UGI Corporation

460 No. Gulph Road

King of Prussia, Pennsylvania 19406

Telephone: (610) 337-1000

Facsimile: (610) 992-3258

Attention: General Counsel

And a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Telephone: (212) 848-4000

Facsimile: (212) 848-7179

Attention: Stephen M. Besen

Attention: David P. Connolly

Section 5.06 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Except as contemplated by Section 2.03, no Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective.

Section 5.07 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and assigns. Except as provided in Section 1.02, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their Affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other Party.

Section 5.08 Entire Agreement. This Agreement, the Contribution Agreement and the other Transaction Agreements constitute the entire agreement and understanding of the

Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the Parties or between any of them with respect to such subject matter.

Section 5.09 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 5.10 Facsimiles; Counterparts. This Agreement may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

Section 5.11 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 5.12 Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of (a) the Delaware Court of Chancery, and (b) any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the purposes of any Proceeding arising out of this Agreement or the transactions contemplated hereby (and each agrees that no such Proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Delaware Court of Chancery, or (ii) any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties also agrees that any final and non appealable judgment against a Party in connection with any Proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

Section 5.13 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE

OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 5.14 Books and Records; Financial Information.

(i) The Company shall provide to ETP and ETE access upon reasonable notice during normal business hours to the Company’s books and records relating to the AmeriGas Entities to the extent reasonably necessary to prepare financial statements of ETP, ETE and their Affiliates in such forms and covering such periods as may be required by any applicable securities laws to be filed with the SEC by ETP and ETE as a result of the transactions contemplated by this Agreement. The Company shall use its reasonable best efforts to cause the AmeriGas Entities’ independent accountants to provide any consent necessary to the filing of such financial statements with the SEC and to provide such customary representation letters as are necessary in connection therewith. Until such time as the AmeriGas Common Units held by any of the ETP Parties equal less than three percent (3%) of the issued and outstanding AmeriGas Common Units, the Company’s obligations under this Section 5.14 shall include the obligation to provide, at the ETP Parties’ expense, ETP and ETE with the accounting and financial information set forth on Schedule II; provided, however, that the Company shall not be obligated to provide the accounting and financial information set forth on Schedule II with respect to any quarterly period ending September 30 unless otherwise requested by ETP or ETE.

(ii) The Company hereby consents to the inclusion or incorporation by reference of the financial statements of the AmeriGas Entities in any registration statement, report or other filing of ETP, ETE or any of their Affiliates as to which ETP, ETE or any of their Affiliates reasonably determines that such financial statements are required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act. The Company shall use reasonable best efforts to cause the AmeriGas Entities’ independent auditors to consent to the inclusion or incorporation by reference of its audit opinion with respect to any of the financial statements of the AmeriGas Entities in any such registration statement, report or other filing of ETP, ETE or their Affiliates, and the Company shall cause representation letters, in form and substance reasonably satisfactory to the AmeriGas Entities independent auditors, to be executed and delivered to the independent auditors in connection with obtaining any such consent.

(iii) The Company shall provide access upon reasonable notice during normal business hours to its books and records as may be reasonably necessary for ETP, ETE or any of their Affiliates, or any of their respective advisors or representatives, to conduct customary due diligence with respect to the financial statements of the Company in connection with any offering of securities by ETP, ETE or any of their Affiliates or to enable an accounting firm to prepare and deliver a customary comfort letter with respect to financial information relating to AmeriGas. The ETP Parties shall reimburse the Company for any cost or expenses incurred by the Company in connection with the foregoing.

(iv) The ETP, ETE and their Affiliates shall not, directly or indirectly, disclose to any Person any confidential Information provided to ETP and/or ETE Pursuant.

to this Section 5.14 (“Information”), which has not become generally available to the public, other than as a result of a breach of this Agreement. Notwithstanding the foregoing, (A) in the event that the ETP, ETE or any of their Affiliates are required by Law or applicable stock exchange rules to disclose any Information, such party shall (1) notify the Company as promptly as practicable of the existence, terms and circumstances surrounding such a request, so that the Company may either waive such party’s compliance with the terms of this Section 5.14 or seek an appropriate protective order or other remedy and (2) if the Company seeks such a protective order, to provide such cooperation as the Company may reasonably request (at the Company’s sole expense) and (B) the Parties acknowledge and agree that any of the ETP Parties that holds at least three percent (3%) of the outstanding AmeriGas Common Units shall be required to include or incorporate into its financial statements the financial information described on Schedule II and no such ETP Party shall publicly disclose such Information in its financial statements until the Company has publicly filed its financial statements containing such information. In the event that the Company waives compliance (in whole or in part) with the terms of this Section 5.14, or such protective order or other remedy is denied, as a result of which ETP, ETE or its Affiliate is nonetheless legally compelled to disclose such Information, ETP, ETE or its Affiliate, as the case may be, shall furnish only that portion of the Information that its legal counsel advises is legally required, and ETP, ETE or its Affiliate shall exercise its reasonable best efforts to preserve the confidentiality of the remainder of the Information. In no event shall ETP, ETE or its Affiliate oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of Information or to obtain reliable assurance that confidential treatment will be afforded the Information.

(v) The agreements in this Section 5.14 are for the sole benefit of ETP and ETE and the Company shall not be required to provide information or access under this Section 5.14 to any other Unitholder.

Section 5.15 Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the jurisdiction provided in Section 5.12, and all such rights and remedies at law or in equity may be cumulative. The Parties further agree that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.14 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners, GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C, its general partner

By:	/s/ Thomas P. Mason
Name: Thomas P. Mason
Title: Vice President, General Counsel and Secretary

ENERGY TRANSFER PARTNERS GP, L.P.

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas P. Mason
Name: Thomas P. Mason
Title: Vice President, General Counsel and Secretary

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, L.L.C., its general partner

By:	/s/ John W. McReynolds
Name: John W. McReynolds
Title: President and Chief Financial Officer

[Signature Page to UnitholderAgreement]

HERITAGE ETC, L.P.

By:	Heritage ETC GP, LLC, its general partner

By:	/s/ Thomas P. Mason
Name: Thomas P. Mason
Title: Vice President, General Counsel and Secretary

AMERIGAS PARTNERS, L.P.

By:	AmeriGas Propane, Inc., its general partner

By:	/s/ Steve Samuel
Name: Steve Samuel
Title: Vice President and General Counsel

[Signature Page to UnitholderAgreement]

Schedule I

Unitholders’ Interests

Name	Number of Units
Heritage ETC, L.P.	29,567,362

Schedule II

Accounting and Financial Information

Requirements to satisfy S-X 3-05

•	Provide the following financial statements immediately after closing:

•	Audited annual financial statements from APU’s most recent Form 10-K

•	Unaudited interim financial statements for the most recent quarter-end

Requirements to satisfy S-X 3-09

•	Provide audited annual financial statements for each subsequent annual period.

•	Provide in draft form when available; provide in final form with auditors’ report when finalized.

Requirements for ETP’s accounting

•	Provide estimated income at the end of each calendar quarter, no later than the 9th business day following the end of the quarter.

Requirements related to income taxes

•

Unless otherwise provided in the Contribution Agreement, upon the written request of ETP, provide good faith estimates of the following at the end of each calendar quarter, no later than the 21st calendar day following the end of the quarter.

•	Qualifying income calculation

•	Projection of net taxable income of the Company for the full year

Requirements for ETP footnote and MD&A preparation

•	Provide a draft of APU’s Form 10-Q within 20 business days following the end of a calendar quarter

•	Provide a draft of APU’s Form 10-K within 30 business days following the end of a calendar year

Requirements related to ETP debt and equity offerings

•	Provide assistance with obtaining consent from APU’s auditor, for example:

•	Respond to inquiries

•	Sign management representation letters

•	Provide updated financial information

Exhibit A

FORM OF IRREVOCABLE PROXY

This proxy is delivered pursuant to that certain Unitholder Agreement, dated as of January 12, 2012 (the “Unitholder Agreement”), by and among Heritage ETC, L.P., any other Person that becomes a Unitholder under the Unitholder Agreement pursuant to the terms thereof, AmeriGas Partners, L.P. (the “Company”) and, for certain limited purposes, Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P. and Energy Transfer Equity, L.P. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Unitholder Agreement.

The undersigned, with respect to the AmeriGas Common Units owned by such Unitholder, hereby appoints Jerry E. Sheridan, Steven A. Samuel, John S. Iannarelli and John L. Walsh, and each of them, with the power to act without the other and with power of substitution (and agrees to execute such documents or certificates evidencing such proxy as the Company may reasonably request), as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, at any meeting of the limited partners of the Company (including any written consent in lieu of a meeting) prior to the Expiration Date, all of the AmeriGas Common Units owned by the undersigned in a manner consistent with the recommendation of the Board of Directors of the General Partner of the Company. This proxy revokes any other proxy granted by the undersigned at any time with respect to any AmeriGas Common Units. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. THE POWER OF ATTORNEY GRANTED BY THE UNDERSIGNED IS A DURABLE POWER OF ATTORNEY AND SHALL SURVIVE THE BANKRUPTCY, DISSOLUTION, DEATH OR INCAPACITY OF THE UNDERSIGNED.

The undersigned agrees that it shall not challenge the enforceability or validity of this proxy or the exercise and implementation of this proxy in accordance with the terms hereof in any forum.

If any term or provision of this irrevocable proxy or the application thereof to any circumstance shall be held invalid or unenforceable, the remaining terms and provisions hereof and the application of such term or provision to circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.

The undersigned represents and warrants that, in granting this irrevocable proxy, it has proceeded voluntarily and with the advice of attorneys of the undersigned’s own choosing, that the undersigned has read the terms of this irrevocable proxy and reviewed such terms with the undersigned’s attorneys, that the terms of this irrevocable proxy have been fully and completely read and explained to the undersigned by the undersigned’s attorneys, and that such terms are fully understood and voluntarily accepted by the undersigned, with no duress or coercion of any kind.

This proxy shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws provision of rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[NAME OF UNITHOLDER]

By:
Name:
Title:

2

Exhibit B

Form of Joinder

The undersigned is executing and delivering this Joinder Agreement (this “Joinder Agreement”) pursuant to the Unitholder Agreement, dated as of January 12, 2012 (the “Unitholder Agreement”), by and among Heritage ETC, L.P., any other Person that becomes a Unitholder under the Unitholder Agreement pursuant to the terms thereof, AmeriGas Partners, L.P. and, for certain limited purposes, Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P. and Energy Transfer Equity, L.P. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Unitholder Agreement.

By executing and delivering this Joinder Agreement to the Unitholder Agreement, the undersigned hereby agrees to become a party to, be bound by, and comply with the provisions of the Unitholder Agreement as a “Unitholder” thereunder.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the         day of            , 20    .

[UNITHOLDER]

By:
Name:
Title: